MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, of Keyser Resources Inc., of our report dated April 2, 2009 on our audit of the financial statements of Keyser Resources Inc. as of December 31, 2008 and December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception November 26, 2007 through December 31, 2008, and the reference to us under the caption “Experts.”

We consent to the use, in the registration statement on Form S-1, of Keyser Resources Inc., of our report dated May 27, 2009 on our review of the financial statements of Keyser Resources Inc. as of March 31, 2009, and the related statements of operations and cash flows from inception November 26, 2007 through March 31, 2009, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
May 28, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501